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                                                                      EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-55336) pertaining to the Republic Bancorp Inc. Tax Deferred Savings Plan; (2) the Registration Statement (Form S-8 No. 333-84842) pertaining to the Republic Bancorp Inc. Tax Deferred Savings Plan; (3) the Registration Statement (Form S-8 No. 33-55304) pertaining to the Republic Bancorp Inc. Non-Qualified Stock Option Plan; (4) the Registration Statement (Form S-8 No. 33-62508 pertaining to the Republic Bancorp Inc. Directors Compensation Plan;
(5) the Registration Statement (Form S-8 No. 333-26515) pertaining to the Republic Bancorp Inc. 1997 Stock Option Plan; (6) the Registration Statement (Form S-8 No. 333-57636) pertaining to the Republic Bancorp Inc. 1998 Stock Option Plan; (7) the Registration Statement (Form S-8 No. 333-83267) pertaining to the D&N Financial Corporation 1984 Stock Option and Incentive Plan; and (8) the Registration Statement (Form S-8 No. 333-83265) pertaining to the D&N Financial Corporation 1994 Management Stock Incentive Plan in the related Prospectuses of our report dated January 13, 2003 with respect to the consolidated financial statements of Republic Bancorp Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Detroit, Michigan
March 19, 2003